UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

BULLFROG AI HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41600	84-4786155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Ellington Blvd, Unit 317

Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 658-6710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BFRG	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Tradeable Warrants	BFRGW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2025, at a Special Meeting of Stockholders (the “Special Meeting”), the stockholders of BullFrog AI Holdings, Inc. (the “Company”) voted to approve, among other things, Amendment No. 1 (the “Amendment”) to the Company’s 2022 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan by 750,000 shares. The vote for approval of Amendment to the Plan is set forth below under Item 5.07 and incorporated herein by reference.

The Amendment to the Plan is attached to this Current Report on Form 8-K and incorporated by reference into this Item.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 22, 2025, the Company held the Special Meeting to consider and vote on four proposals. A total of 5,742,239 shares were present or represented by proxy at the Special Meeting, representing approximately 56.02% of all shares entitled to vote at the Special Meeting. The stockholders voted on the matters presented at the Special Meeting, and the shares present, in person or by proxy, were voted as follows:

1.	Issuance Proposal

Proposal No. 1 was the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of 20% or more of the Company’s issued and outstanding common stock pursuant to the Company’s purchase agreement with Lincoln Park Capital Fund, LLC (the “Issuance Proposal”). The results of the vote were as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
2,960,000	437,777	4,109	2,340,353

Based on the foregoing votes, the Issuance Proposal was approved.

2.	Reverse Stock Split Proposal

Proposal No. 2 was to approve a reverse split of the Company’s common stock at a ratio of not less than 1-to-2 and not more than 1-to-15, such ratio to be determined in the discretion of the Board (the “Reverse Stock Split Proposal”). The results of the vote were as follows:

Votes For	Votes Against	Abstentions
4,088,004	1,611,730	42,505

Based on the foregoing vote, the Reverse Stock Split Proposal was approved.

3.	Plan Amendment Proposal

Proposal No. 3 was to approve the Amendment to the Company’s Plan, providing for an amendment to increase the number of shares available for issuance under the Plan by 750,000 (before giving effect to the Reverse Stock Split Proposal) (the “Plan Amendment Proposal”). The results of the vote were as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
2,970,690	418,690	12,506	2,340,353

Based on the foregoing vote, the Plan Amendment Proposal was approved.

4.	Adjournment Proposal

The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the other proposals at the Special Meeting was not voted upon at the Special Meeting because there were sufficient votes to approve the other proposals.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished herein:

Exhibit No.	Description

10.1*	Amendment No. 1 to BullFrog AI Holdings, Inc.’s 2022 Equity Incentive Plan

104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Represents a management contract, compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2025	BullFrog AI Holdings, Inc.

	By:	/s/ Vininder Singh
	Name:	Vininder Singh
	Title:	Chief Executive Officer